Exhibit 10.3
SCHEDULE A
TO
EXHIBIT 10.2
     Rurban Financial Corp. (the “Registrant”) has entered into First Amendments to Supplemental Executive Retirement Agreements with the executive officers of the Registrant identified below, which First Amendments to Supplemental Executive Retirement Agreements are substantially identical to the First Amendment to Supplemental Executive Retirement Agreement, executed May 16, 2006 and effective as of March 1, 2006, by and between the Registrant and Kenneth A. Joyce, President and Chief Executive Officer of the Registrant, a copy of which was filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006 (the “June 30, 2006 Form 10-Q”).
     In accordance with Rule 12b-31 promulgated under the Securities Exchange Act of 1934 and Item 601(b)(10)(iii) of Regulation S-K, the following table identifies those executive officers of the Registrant with whom the Registrant has entered into First Amendments to Supplemental Executive Retirement Agreements similar to that included as Exhibit 10.2 to the June 30, 2006 Form 10-Q:

		Effective Date	Execution Date
Name	Current Offices Held with Registrant	of Agreement	of Agreement

Duane L. Sinn	Executive Vice President and Chief Financial Officer of Rurban Financial Corp.; Treasurer and Director of Rurban Operations Corp.	March 1, 2006	May 17, 2006

Henry R. Thiemann	President, Chief Executive Officer and Director of Exchange Bank; President, Chief Executive Officer and Director of RFCBC, Inc.	March 1, 2006*	May 19, 2006

Mark A. Klein	President, Chief Executive Officer and Director of The State Bank and Trust Company	March 1, 2006	May 30, 2006

*	Remains subject to approval by the Federal Reserve Board and the FDIC.